                            Exhibit 10.06

NON-COMPETITION AND NON-SOLICITATION AGREEMENT
This Non-Competition and Non-Solicitation Agreement (the “Agreement”) is being executed, and is effective as of the date of the last signature below, between XXX (“Employee”) and NortonLifeLock Inc., a Delaware corporation, and its direct and indirect affiliates and subsidiaries (collectively, the “Company”) (together, “the Parties”).
INTRODUCTION
WHEREAS, Employee will be employed by the Company as its XXX;
WHEREAS, the Company anticipates that it will complete its anticipated merger with Avast PLC, materially increasing the size and scale of the operations and revenue of the Company;
WHEREAS, Employee has signed a Confidentiality and Intellectual Property Agreement with the Company (the “Confidentiality Agreement”), which Confidentiality Agreement is incorporated herein and which shall remain in full force and effect notwithstanding this Agreement, except to the extent that its terms conflict with those herein, in which case the terms herein shall govern;
WHEREAS, Employee’s employment with the Company is at will;
WHEREAS, Employee acknowledges that during the course of Employee’s employment with the Company as its XXX, and in connection with the performance of any and all duties with the Company, Employee has access to and relationships with customers and vendors, and receives substantial amounts of protectable business and confidential, proprietary, and trade secret information regarding the Company, customers, vendors, products and others, including without limitation source code, existing revenue and revenue projections, existing costs and cost projections, business plans, product plans and/or marketing strategies; and,
WHEREAS, Employee acknowledges that the Company has a substantial and reasonable interest in protecting the confidential, proprietary, and trade secret status of said information.
AGREEMENT
NOW, THEREFORE, in consideration of the mutual promises made herein and the Employee’s continued employment with the post-merger Company, Employee agrees as follows:
1.    Noncompetition. Employee agrees that during the course of Employee’s employment and for a period of twelve (12) months immediately following the termination of employment with the Company, or if twelve months is too long a period of time to be enforceable then for a period of nine (9) months, or if nine (9) months is too long a period of time to be enforceable then for a period of six (6) months, Employee will not, without the prior written consent of the Company:
(i)     serve as a partner, principal, licensor, licensee, employee, consultant, officer, director, manager, agent, affiliate, representative, advisor, promoter, associate, investor, or otherwise for,
(ii)     directly or indirectly, own, purchase, organize or take preparatory steps for the organization of, or
(iii)     build, design, finance, acquire, lease, operate, manage, control, invest in, work or consult for or otherwise join, participate in or affiliate Employee with, any business whose business, products or operations are in any respect a Covered Business. This restriction does not apply to passive investments, such as may be acquired through mutual funds, retirement accounts, and general stock purchases through publicly traded companies. For the purposes

NortonLifeLock Inc. | 60 E Rio Salado Pkwy STE 1000, Tempe, AZ 85281 | NortonLifeLock.com

of this Agreement, “Covered Business” shall mean any business in which the Company is engaged, including without limitation businesses competing with the Company in the areas of cyber security, cyber safety and identity protection, or in which the Company has plans to be engaged as known by Employee, or any service that the Company provides or has plans to provide as known by the Employee. The employment restriction above shall cover Employee’s activities in every part of the Territory. “Territory” shall mean
(i)     all counties in the State of California;
(ii)     all states of the United States of America in which the Company provided goods or services, had customers, or otherwise conducted business at any time during the one-year period prior to the date of the termination of Employee’s relationship with the Company; and/or,
    (iii)     any other countries from which the Company maintains non-trivial operations or facilities, provided goods or services, had customers, or otherwise conducted business at any time during the one-year period prior to the date of the termination of Employee’s relationship with the Company.
Without limiting the Territory, and to the extent the Territory is deemed to be overly broad, Employee and the Company agree that the limitations herein shall apply specifically to the following competitors: McAfee, Aura, BitDefender, Malwarebytes, Experian, Transunion, Equifax, Nord Security, F-Secure and Crosspoint Capital. Should Employee obtain other employment during Employee’s employment with the Company or within twelve (12) months immediately following the termination of the relationship with the Company, Employee agrees to provide written notification to the Company as to the name and address of the new employer, the position to be held, and a general description of the duties and responsibilities, within three (3) days after signing an employment agreement with a new business or within seven (7) days of starting employment, whichever time period would provide the earliest reporting to the Company.
    2.    Nonsolicitation. Employee agrees that during employment with the Company and for a period of twelve (12) months immediately following the termination of the relationship with the Company, or if twelve (12) months is too long a period of time to be enforceable then for a period of nine (9) month, or if nine (9) months is too long a period to be enforceable then for a period of six (6) months, Employee shall not solicit, or cause to be solicited, directly or indirectly, any Customer for the purposes of conducting business that is competitive to that of the Company or for the purpose of disadvantaging the Company’s business. For the purposes of this Agreement, “Customer” shall mean all persons or entities known by the Employee to have Employee used or inquired of the services of the Company during the one-year period preceding the termination of Employee’s employment with the Company and with whom Employee had contact during that period.
3.    Term and Severability of Covenants. If Employee breaches any provision set forth herein, the term of such provision shall be extended by the period of the duration of such breach. If, in any judicial or arbitral proceeding, a court or arbitrator refuses to enforce any covenants herein (or any part thereof), then such unenforceable covenant (or such word(s), clause(s) or part(s) of such covenant) shall be eliminated from this Agreement, to the extent necessary to permit the remaining separate covenants (or such word(s), clause(s), or part(s)portions thereof) to be enforced. Specifically, without limiting the scope of the severability provisions herein, in the event that the provisions of Sections 1 and 2 above are deemed to exceed the time, geographic or scope limitations permitted by applicable law, then any such unenforceable provisions shall be struck to allow the maximum time, geographic or scope limitations to remain and be enforceable, as the case may be, then permitted by such law.

4.    Non-Disparagement/Non-Interference. Employee shall not, at any time during employment or for one year thereafter, directly or indirectly, disparage the Company, including making any disparaging statements about the Company (including its board of directors, executives, and employees), as well as the Company’s business, products, intellectual property, financial standing, or future business prospects. Employee further agrees to refrain from any interference with the contracts and relationships of any of the Company. Notwithstanding the foregoing, nothing in this Section 4 shall preclude Employee from making truthful and accurate statements or disclosures that are required by applicable laws or legal process, including with respect to any statements made relating to a claim of sexual harassment.

    5.    Independence of Obligations. The covenants and obligations of Employee set forth in this Agreement shall be construed as independent of any other agreement or arrangement between Employee, on the one hand, and the Company, on the other.

    6.    Employee Acknowledgements. by signing below, Employee acknowledges that Employee’s agreement as set forth herein is necessary to preserve and protect the Company’s confidential, proprietary, and trade secret information and legitimate and protectable business interests, as well as to preserve and protect the value and goodwill of the Company during employment and following the date of termination. Employee also acknowledges that the limitations of time, geography and scope of activity agreed to in this Agreement are reasonable because, among other things: (A) the Company is engaged in a highly competitive industry; (B) Employee has had unique access to the Company’s confidential, proprietary, and trade secret information, including but not limited Company customers, vendors, know-how, as well as the plans and strategy (and, in particular, the competitive strategy) of the Company; (C)  Employee believes Employee would be able to obtain suitable and satisfactory employment without violation of this Agreement; and (D) Employee believes that this Agreement provides no more protection than is reasonably necessary to protect the Company’s legitimate and protectable business interests and in the protection of its goodwill, confidential, proprietary, and trade secret information. Employee further acknowledges that Employee has received reasonable notice of the restrictions provided for in this Agreement, and understands and agrees that Employee’s continued employment with the Company shall constitute adequate consideration for, and acceptance of, the terms of this Agreement.
Employee further acknowledges Employee’s understanding that nothing in this Agreement limits or prohibits Employee from filing and/or pursuing a charge or complaint with, or otherwise communicating or cooperating with or participating in any investigation or proceeding that may be conducted by, any federal, state or local government agency or commission, including the Securities and Exchange Commission, the Equal Employment Opportunity Commission, the Occupational Safety and Health Administration, and the National Labor Relations Board (“Government Agencies”), including disclosing documents or other information as permitted by law, without giving notice to, or receiving authorization from, the Company. In addition, Employee understands that nothing in this Agreement, including its definition of Company Confidential Information, (i) limits Employees’ rights to discuss or disclose the terms, wages, and working conditions of their employment, nor (ii) prevents Employee from discussing or disclosing information about unlawful acts in the workplace, such as harassment or discrimination or any other conduct that Employee has reason to believe is unlawful. Notwithstanding the preceding, Employee agrees to take all reasonable precautions to prevent any unauthorized use or disclosure of any Company trade secrets, proprietary information, or confidential information that does not involve unlawful acts in the workplace or the activity otherwise protected herein. Employee further understands that Employee is not permitted to disclose the Company’s attorney-client privileged communications or attorney work product.  In addition, Employee hereby acknowledges that the Company has provided notice in compliance with the Defend Trade Secrets Act of 2016 regarding immunity from liability for limited disclosures of trade secrets.
7.    Specific Performance, Liquidated Damages and Other Remedies.
(a)    The parties to this Agreement agree that, in the event of any breach or threatened breach by Employee of any covenant, obligation or other agreement set forth in this Agreement, (i) the Company shall be entitled, without any proof of actual damages (and in addition to any other remedy that may be available to it), to a decree or order of specific performance or mandamus to enforce the observance and performance of such covenant, obligation or other agreement and a restraining order an injunction preventing or restraining such breach or threatened breach, and (ii) the Company shall not be required to provide or post any bond or other security or collateral in connection with any such decree, order or injunction or in connection with any related action or legal proceeding.
(b)    The parties to this Agreement further agree that, in the event of any breach by the Employee of any covenant, obligation, or other agreement set forth in this Agreement that the Company shall be entitled to an award of liquidated damages equal to the value of any shares (as of the date of vesting) of Employee’s Restricted Stock Units (“RSU”) or Performance Restricted Stock Units (“PRU”) that have vested, in accordance with the terms of the RSU and PRU Award Agreement, in the two fiscal years preceding the breach. The parties agree that the Company’s actual money damages upon Employee’s breach will be difficult to compute, and further agree that the liquidated damages provided herein reasonably approximate the Company’s actual money damages.
(c)     Any and all remedies herein expressly conferred herein upon the Company shall be deemed to be cumulative with, and not exclusive of, any other remedy conferred hereby, or by law, in equity, by contract, or otherwise upon the Company, and the exercise by the Company of any one remedy will not preclude the exercise of any other remedy. Without limiting the generality of the foregoing, the rights and remedies of the Company hereunder, and the obligations and liabilities of Employee hereunder, are in addition to their respective rights, remedies, obligations and liabilities under the laws of unfair competition, misappropriation of trade secrets and the like. This Agreement does not limit Employee’s obligations or the rights of the Company under the terms of any other agreement between Employee and the Company.
8.    Termination of Services to the Company. Employee’s obligations under this Agreement shall not be eliminated or diminished by the termination of Employee’s employment, whether termination is voluntary or otherwise. Employee shall, during the Non-Competition Period, within three (3) business days after accepting any employment, consulting engagement, engagement as an independent contractor, partnership or other association, furnish any such employer with a copy of this Agreement or relevant portions hereof.
9.    Notices. All notices and other communications hereunder shall be in writing and shall be deemed given if delivered personally or by commercial messenger or courier service, or mailed by registered or certified mail (return receipt requested) or sent via electronic mail (with acknowledgment of receipt) to the parties at the following addresses (or at such other address for a party as shall be specified by like notice or, if specifically provided for elsewhere in this Agreement, by email); provided, however, that notices sent by mail will not be deemed given until received:
(a)if to the Company, to:
NortonLifeLock Inc.
350 Ellis St.
Mountain View, CA 94043
Attention: Chief Legal Officer
with a copy (which shall not constitute notice) to:
Wilson Sonsini Goodrich & Rosati
650 Page Mill Road
Palo Alto, California 94304-1050
Attention: Rico Rosales
Email: rrosales@wsgr.com
(b)if Employee, to the address or email address set forth on his or her signature page hereto.
All such notices and other communications shall be deemed to have been duly given or sent (i) one (1) business day following the date mailed if sent by overnight commercial messenger or courier service or five (5) business days following the date mailed if sent by other mail service, or (ii) on the date on which delivered personally or by facsimile or electronic mail transmission, as the case may be, and addressed as aforesaid.
10.    Governing Law. This Agreement, and all claims, causes of action (whether in contract, tort or statute) or other matter that may result from, arise out of, be in connection with or relating to this Agreement, or the negotiation, administration, performance, or enforcement of this Agreement (the

“Relevant Matters”), shall be governed by, and construed and enforced in accordance with, the internal laws of the State of Arizona, regardless of the laws that might otherwise govern under applicable principles of conflicts of laws thereof, including its statutes of limitations. Regardless of the existence of any other agreement between Employee and the Company, any claims and remedies sought herein shall not be subject to mandatory arbitration. All claims, remedies, and disputes of any kind arising out of this Agreement shall exclusively be subject to State and Federal Court jurisdiction in the State of Arizona.
11.    Choice of Venue. The Employee and the Company irrevocably consent to the exclusive jurisdiction and venue of the state and federal courts located in the State of Arizona. Each Party agrees not to commence any legal proceedings with respect to a Relevant Matter except in such courts. The Parties hereto irrevocably consent to the service of process out of any of the aforementioned courts in any such action or proceeding by the delivery of copies thereof by overnight courier to the address for such party to which notices are deliverable hereunder. Any such service of process shall be effective upon delivery.
12.    Labor Code 925 Confirmation. Employee represents, warrants, and confirms that the Company has advised Employee as to the existence of California Labor Code Section 925 and its protections as to the law applicable to, and location for the resolution of, any claim or controversy between Employee and the Company that arises in California. Employee acknowledges and confirms the Company has instructed her to consult counsel regarding the terms of this Agreement, and Employee states under penalty of perjury that Employee has in fact consulted independent counsel (i) as to the negotiation of the terms of this Agreement, (ii) its designation of Arizona law as the law applying to any dispute that may result from, arise out of, be in connection with or relate to this Agreement and Employee’s obligations thereunder (including its post-employment restrictive covenants), Employee’s employment with or separation from the Company (including claims or controversies arising in California), as well as (iii) this Agreement’s designation of Arizona courts as the exclusive venue or forum where any such disputes will be resolved.  Employee agrees to provide the Company any further written confirmation requested to confirm the consultation referred to in this section. IN THE EVENT THAT THE COMPANY HAS OFFERED TO PAY, OR HAS PAID, ANY FEES OR COSTS ASSOCIATED WITH EMPLOYEE’S CONSULTATION OF INDEPENDENT COUNSEL, EMPLOYEE AGREES THAT EMPLOYEE’S RETENTION OF SUCH COUNSEL WAS NEVERTHELESS VOLUNTARY AND NOT COERCED, AND THAT SUCH PAYMENT DOES NOT CREATE ANY CONFLICT OF INTEREST. EMPLOYEE HEREBY WAIVES ANY RIGHT TO ARGUE, AND AGREES NOT TO ARGUE, THAT THERE WAS ANY COERCION OR A CONFLICT OF INTEREST IN THE EXECUTION OF THIS AGREEMENT BASED ON EMPLOYEE’S USE OF INDEPENDENT COUNSEL OR THE COMPANY’S PAYMENT OF ANY FEES IN CONNECTION WITH SUCH CONSULTATION. EMPLOYEE UNDERSTANDS THAT COMPLIANCE WITH THE TERMS OF THIS PARAGRAPH IS A MATERIAL TERM OF THIS AGREEMENT AND EMPLOYEE’S FAILURE TO DO SO, INCLUDING PROVIDING ANY DOCUMENTATION REQUESTED TO CONFIRM THAT EMPLOYEE HAS IN FACT CONSULTED WITH COUNSEL AS TO THE NEGOTIATION OF THE TERMS OF THIS AGREEMENT SHALL CONSTITUTE A BREACH OF THE AGREEMENT.
13.    Waiver of Jury Trial. TO THE MAXIMUM EXTENT PERMITTED BY APPLICABLE LAW, EACH OF THE PARTIES HERETO HEREBY IRREVOCABLY WAIVES ALL RIGHT TO TRIAL BY JURY WITH RESPECT TO ANY ACTION, PROCEEDING OR COUNTERCLAIM (WHETHER BASED ON CONTRACT, TORT, OR OTHERWISE) ARISING OUT OF OR RELATING TO THIS AGREEMENT, THE ACTIONS OF ANY PARTY HERETO IN NEGOTIATION, ADMINISTRATION, PERFORMANCE OR ENFORCEMENT OF THIS AGREEMENT, OR ANY OTHER RELEVANT MATTER.
14.    Waiver. Neither the failure nor any delay by any party in exercising any right, power, privilege or remedy under this Agreement, and no delay on the part of any party in exercising any right, power, privilege or remedy under this Agreement, shall operate as a waiver of such right, power, privilege or remedy; and no single or partial exercise of any such right, power, privilege or remedy shall preclude any other or further exercise thereof or of any other right, power, privilege or remedy. No party shall be deemed to have waived any claim arising out of this Agreement, or any right, power, privilege or remedy under this Agreement, unless the waiver of such claim, right, power, privilege or remedy is expressly set forth in a written instrument duly executed and delivered on behalf of the waiving party; and any such waiver shall only apply to the specific instance to which such waiver relates.

15.    Entire Agreement/Amendment. This Agreement and the documents and instruments and other agreements referenced herein constitute the entire agreement among the Parties with respect to the specific subject matter set forth in this Agreement and supersede all prior agreements and understandings both written and oral, among the Parties with respect to the specific subject matter of this Agreement, except that the terms of the Confidentiality Agreement shall remain in full force and effect and shall be deemed to supplement and not diminish Employee’s obligations to protect said Company information. This Agreement may be amended by the Parties hereto at any time by execution of an instrument in writing signed on behalf of the Party against whom enforcement is sought. This Agreement may be executed in one or more counterparts, all of which shall be considered one and the same agreement and shall become effective when one or more counterparts have been signed by each of the Parties and delivered to the other Party, it being understood that all parties need not sign the same counterpart. The exchange of a fully executed Agreement (in counterparts or otherwise) by electronic transmission in .PDF format or by facsimile shall be sufficient to bind the Parties to the terms and conditions of this Agreement.
16.    Binding Nature/Assignment. This Agreement and all obligations hereunder are personal to Employee and may not be assigned, delegated or otherwise transferred by Employee at any time. This Agreement will be binding upon Employee and Employee’s representatives, executors, administrators, estate, heirs, successors and assigns, and will inure to the benefit of the Company and its direct and indirect affiliates and subsidiaries, each of whom (other than the Company) is an express third-party beneficiary of this Agreement with the ability to enforce this Agreement as if it were the Company hereunder. The Company may assign this Agreement and all other rights acquired hereunder in their entirety or in part at any time to any affiliate of or successor to the Company.
17.    Construction. Each Party has, in fact, been represented by counsel during the negotiation and execution of the Agreement and hereby waives the application of any law or rule of construction providing that ambiguities in an agreement or other document will be construed against the party drafting such agreement or document.

IN WITNESS WHEREOF, the undersigned have executed this Agreement as of the date first above written.
“EMPLOYEE”
_____________________________

By: _____________________________

Date: ____________________________

Address:
Email:
“COMPANY”    NORTONLIFELOCK INC., a Delaware corporation

By: _Bryan Ko______________________

Title: _Chief Legal Officer_____________

Date:__August 19, 2022______________